EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Kishore Seendripu, Ph.D., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of MaxLinear, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of MaxLinear, Inc.

Date: July 31, 2014	By:	/s/ Kishore Seendripu, Ph.D.
	Name:	Kishore Seendripu, Ph.D.
	Title:	President and Chief Executive Officer

I, Adam C. Spice, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of MaxLinear, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of MaxLinear, Inc.

Date: July 31, 2014	By:	/s/ Adam C. Spice
	Name:	Adam C. Spice
	Title:	Chief Financial Officer